Exhibit 99.1

November 10, 2020
Press Release No. 1485
For Immediate Release:

Coherent, Inc. Reports Fourth Fiscal Quarter and Year-End Results

SANTA CLARA, CA, November 10, 2020 -- Coherent, Inc. (NASDAQ, COHR), one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial applications, today announced financial results for its fourth fiscal quarter and fiscal year ended October 3, 2020.

FINANCIAL HIGHLIGHTS

	Three Months Ended			Year Ended
	Oct. 3, 2020	Jul. 4, 2020	Sep. 28, 2019	Oct. 3, 2020	Sep. 28, 2019
GAAP Results
(in millions except per share data)
Net sales	$316.8	$298.3	$335.5	$1,229.0	$1,430.6
Net income (loss)	$7.7	$(8.7)	$0.6	$(414.1)	$53.8
Diluted EPS	$0.32	$(0.36)	$0.03	$(17.18)	$2.22

Non-GAAP Results
(in millions except per share data)
Net income	$24.5	$12.6	$21.4	$72.6	$143.8
Diluted EPS	$1.01	$0.52	$0.89	$3.00	$5.92

FOURTH FISCAL QUARTER AND FISCAL YEAR DETAILS

For the fourth fiscal quarter ended October 3, 2020, Coherent announced net sales of $316.8 million and net income, on a U.S. generally accepted accounting principles (GAAP) basis, of $7.7 million, or $0.32 per diluted share.

These results compare to net sales of $335.5 million and net income of $0.6 million, or $0.03 per diluted share, for the fourth quarter of fiscal 2019, and net sales of $298.3 million and net loss of $8.7 million, or $0.36 per diluted share, for the third quarter of fiscal 2020.

Non-GAAP net income for the fourth quarter of fiscal 2020 was $24.5 million, or $1.01 per diluted share. Non-GAAP net income for the fourth quarter of fiscal 2019 was $21.4 million, or $0.89 per diluted share. Non-GAAP net income for the third quarter of fiscal 2020 was $12.6 million, or $0.52 per diluted share. Reconciliations of GAAP to non-GAAP financial measures for the three months ended October 3, 2020, July 4, 2020, and September 28, 2019 and for the fiscal years ended October 3, 2020 and September 28, 2019 appear in the financial statements portion of this release under the heading "Reconciliation of GAAP to Non-GAAP net income (loss)".

Exhibit 99.1

For the fiscal year ended October 3, 2020, Coherent posted net sales of $1,229.0 million and net loss on a GAAP basis of $414.1 million, or $17.18 per diluted share, compared to the prior year net sales of $1,430.6 million and net income on a GAAP basis of $53.8 million, or $2.22 per diluted share. The net loss for fiscal 2020 includes $424.3 million, net of tax, in non-cash goodwill and other impairment charges, primarily related to the impairment of all goodwill and certain long-lived assets in our Industrial Lasers & Systems segment in the second quarter. For the fiscal year ended October 3, 2020, Coherent posted net income on a non-GAAP basis of $72.6 million, or $3.00 per diluted share, compared to the prior year net income on a non-GAAP basis of $143.8 million, or $5.92 per diluted share.

Effective September 29, 2019, Coherent adopted ASC 842 - Lease Accounting and applied the new guidance to all leases existing as of the date of adoption. Coherent reported results for all quarters of fiscal 2020 that reflect the application of ASC 842, while prior period amounts have not been adjusted and continue to be reported in accordance with its historical lease accounting.

“Our Q4 financial results demonstrated early progress in our good to great transformation. We grew bookings and revenue from Q3, and with many of the university and research facilities re-opening, the Scientific and OEM instrumentation markets were the key drivers in the quarter. Our focus on operational excellence and maintaining a strong balance sheet manifested itself in improved sequential margins and strong growth in our fiscal year end cash balance,” said Andy Mattes, Coherent President and CEO. “I’ve now passed the six-month mark with the company and I continue to be energized by the number of opportunities in innovative markets like microelectronics, instrumentation, precision manufacturing, and aerospace & defense.”

CONFERENCE CALL REMINDER

Coherent will host a conference call today to discuss its financial results at 1:30 P.M. Pacific (4:30 P.M. Eastern). A listen-only broadcast of the conference call and a transcript of management's prepared remarks can be accessed on the investor relations page of the company's website at investors.coherent.com. For those who are not able to listen to the live broadcast, the call will be archived for approximately three months on the company's investor relations page.

Exhibit 99.1

Summarized statement of operations information is as follows (unaudited, in thousands, except per share data):

	Three Months Ended			Year Ended
	Oct. 3, 2020	Jul. 4, 2020	Sep. 28, 2019	Oct. 3, 2020	Sep. 28, 2019

Net sales	$316,751	$298,330	$335,464	$1,228,999	$1,430,640
Cost of sales(A)(B)(C)(D)(E)	204,518	203,053	227,069	818,125	944,175
Gross profit	112,233	95,277	108,395	410,874	486,465
Operating expenses:
Research & development(A)(B)(E)	28,821	28,283	27,258	115,578	117,353
Selling, general & administrative(A)(B)(E)(F)	73,081	67,525	70,551	270,464	272,257
Goodwill and other impairment charges(G)	—	—	—	451,025	—
Amortization of intangible assets(C)	616	643	2,012	3,987	13,760
Total operating expenses	102,518	96,451	99,821	841,054	403,370
Income (loss) from operations	9,715	(1,174)	8,574	(430,180)	83,095
Other income (expense), net(B)(E)	436	(4,282)	(5,258)	(12,543)	(23,047)
Income (loss) before income taxes	10,151	(5,456)	3,316	(442,723)	60,048
Provision (benefit) for income taxes (H)	2,462	3,252	2,692	(28,584)	6,223
Net income (loss)	$7,689	$(8,708)	$624	$(414,139)	$53,825

Net income (loss) per share:
Basic	$0.32	$(0.36)	$0.03	$(17.18)	$2.23
Diluted	$0.32	$(0.36)	$0.03	$(17.18)	$2.22

Shares used in computations:
Basic	24,193	24,159	23,919	24,105	24,118
Diluted	24,360	24,159	24,118	24,105	24,279

(A)Stock-based compensation expense included in operating results is summarized below (all footnote amounts are unaudited, in thousands, except per share data):

Stock-based compensation expense	Three Months Ended			Year Ended
	Oct. 3, 2020	Jul. 4, 2020	Sep. 28, 2019	Oct. 3, 2020	Sep. 28, 2019
Cost of sales	$1,884	$1,237	$1,240	$5,314	$4,880
Research & development	1,554	1,469	763	4,478	2,990
Selling, general & administrative	10,273	11,680	7,928	34,995	28,596
Impact on income (loss)	$13,711	$14,386	$9,931	$44,787	$36,466

For the fiscal quarters ended October 3, 2020, July 4, 2020, and September 28, 2019, the impact on net income (loss), net of tax was $11,485 ($0.47 per diluted share), $12,834 ($0.53 per diluted share), and $9,091 ($0.38 per diluted share), respectively. For the fiscal years ended October 3, 2020 and September 28, 2019, the impact on net income, net of tax was $39,147 ($1.61 per diluted share) and $31,520 ($1.30 per diluted share), respectively.

(B)Changes in deferred compensation plan liabilities are included in cost of sales and operating expenses while gains and losses on deferred compensation plan assets are included in other income (expense), net. Deferred compensation expense (benefit) included in operating results is summarized below:

Exhibit 99.1

Deferred compensation expense (benefit)	Three Months Ended			Year Ended
	Oct. 3, 2020	Jul. 4, 2020	Sep. 28, 2019	Oct. 3, 2020	Sep. 28, 2019
Cost of sales	$28	$14	$80	$150	$27
Research & development	504	72	234	606	42
Selling, general & administrative	3,614	353	1,889	4,590	1,419
Impact on income (loss)	$4,146	$439	$2,203	$5,346	$1,488

For the fiscal quarters ended October 3, 2020, July 4, 2020, and September 28, 2019, the impact on other income net from gains or losses on deferred compensation plan assets was income of $4,735, $687, and $2,146, respectively. For the fiscal years ended October 3, 2020 and September 28, 2019, the impact on other income net from gain or losses on deferred compensation plan assets was income of $6,351 and $1,335, respectively.

(C)Amortization of intangibles is included in cost of sales and operating expenses as summarized below:

Amortization of intangibles	Three Months Ended			Year Ended
	Oct. 3, 2020	Jul. 4, 2020	Sep. 28, 2019	Oct. 3, 2020	Sep. 28, 2019
Cost of sales	$2,346	$2,304	11,723	$26,141	47,700
Amortization of intangible assets	616	643	2,012	3,987	13,760
Impact on income (loss)	$2,962	$2,947	$13,735	$30,128	$61,460

For the fiscal quarters ended October 3, 2020, July 4, 2020, and September 28, 2019, the impact on net income (loss), net of tax was $2,138 net of tax ($0.09 per diluted share), $2,139 net of tax ($0.09 per diluted share), and $9,832 net of tax ($0.41 per diluted share), respectively. For the fiscal years ended October 3, 2020 and September 28, 2019, the impact on net income (loss), net of tax was $21,879 net of tax ($0.90 per diluted share) and $43,950 net of tax ($1.81 per diluted share), respectively.

(D)For the fiscal year ended September 28, 2019, the impact of inventory step-up costs related to acquisitions was $456 ($353 net of tax ($0.01 per diluted share)).

(E)For the fiscal quarters ended October 3, 2020, July 4, 2020, and September 28, 2019, the impact of restructuring charges, net of a gain on the sales leaseback of a facility in the quarter ended October 3, 2020, was $129 ($226 net of tax ($0.01 per diluted share)), $518 ($397 net of tax ($0.02 per diluted share)), and $92 ($131 net of tax ($0.00 per diluted share)), respectively. For the fiscal years ended October 3, 2020 and September 28, 2019, the impact of restructuring charges, net of a gain on the sales leaseback of a facility in the fiscal year ended October 3, 2020, was $2,659 ($2,087 net of tax ($0.09 per diluted share)) and $22,721 ($16,021 net of tax ($0.66 per diluted share)), respectively.

(F)For the fiscal quarter ended July 4, 2020 and for the fiscal year ended October 3, 2020, selling, general & administrative expense includes an accelerated compensation charge for our former CEO of $941 ($732 net of tax ($0.03 per diluted share)). For the fiscal years ended October 3, 2020 and September 28, 2019, selling, general & administrative expense includes a legal settlement related to an asset recovery of $1,365 ($1,106 net of tax ($0.05 per diluted share)) and $1,337 ($1,083 net of tax ($0.04 per diluted share)), respectively.

(G)For the fiscal year ended October 3, 2020, goodwill and other impairment charges included a $327,203 ($327,203 net of tax ($13.60 per diluted share)) charge for impairment of goodwill, a $121,350 ($94,651 net of tax ($3.90 per diluted share)) charge for impairment of long-lived assets, and a $2,472 ($2,472 net of tax ($0.10 per diluted share)) charge for impairment of an investment.

(H)The fiscal quarters ended October 3, 2020, July 4, 2020, and September 28, 2019 included a non-recurring income tax charge of $2,817 ($0.12 per diluted share), $5,261 ($0.21 per diluted share) and $1,720 ($0.07 per diluted share), respectively. The fiscal years ended October 3, 2020 and September 28, 2019 included non-recurring income tax net expense of $615 ($0.03 per diluted share) and $1,720 ($0.06 per diluted share), respectively. The fiscal quarters ended October 3, 2020, July 4, 2020, and September 28, 2019 included a charge of $149 ($0.00 per diluted share), a benefit of $51 ($0.00 per diluted share), and a benefit of $36 ($0.00 per diluted share) of excess tax charges (benefits) for employee stock-based compensation, respectively. The fiscal years ended October 3, 2020 and September 28, 2019 included $930

Exhibit 99.1

($0.04 per diluted share) and $2,507 ($0.10 per diluted share) of excess tax benefits for employee stock-based compensation, respectively.

Summarized balance sheet information is as follows (unaudited, in thousands):

	Oct. 3, 2020	Sep. 28, 2019
ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$476,369	$306,745
Accounts receivable, net	220,289	267,553
Inventories	426,756	442,530
Prepaid expenses and other assets	88,250	77,993
Total current assets	1,211,664	1,094,821
Property and equipment, net	245,678	323,434
Other assets	370,154	664,914
Total assets	$1,827,496	$2,083,169

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$16,817	$14,863
Accounts payable	60,225	51,531
Other current liabilities	191,016	173,920
Total current liabilities	268,058	240,314
Other long-term liabilities	632,214	558,119
Total stockholders’ equity	927,224	1,284,736
Total liabilities and stockholders’ equity	$1,827,496	$2,083,169

Reconciliation of GAAP to Non-GAAP net income (unaudited, in thousands, (other than per share data), net of tax):

	Three Months Ended			Year Ended
	Oct. 3, 2020	Jul. 4, 2020	Sep. 28, 2019	Oct. 3, 2020	Sep. 28, 2019
GAAP net income (loss)	$7,689	$(8,708)	$624	$(414,139)	$53,825
Stock-based compensation expense	11,485	12,834	9,091	39,147	31,520
Amortization of intangible assets	2,138	2,139	9,832	21,879	43,950
Restructuring charges and other	226	1,129	131	2,819	16,021
Non-recurring tax expense (benefit)	2,817	5,261	1,720	615	1,720
Tax charge (benefit) from stock-based compensation expense	149	(51)	(36)	(930)	(2,507)
Goodwill and other impairment/asset charges (recoveries)	—	—	—	423,220	(1,083)
Purchase accounting step-up	—	—	—	—	353
Non-GAAP net income	$24,504	$12,604	$21,362	$72,611	$143,799

Non-GAAP net income per diluted share	$1.01	$0.52	$0.89	$3.00	$5.92

Exhibit 99.1

RISKS AND UNCERTAINTIES

This press release contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include the statement in this press release that relates to confidence in the number of the Company’s opportunities in various markets. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Coherent and its business, including the aforementioned forward-looking statements, are subject to risks and uncertainties, including, but not limited to, risks associated with the recovery of global and regional economies from the negative effects of the COVID-19 pandemic and related private and public sector measures; the impact of COVID-19 related matters on our business; global demand, acceptance and adoption of our products; the worldwide demand for flat panel displays and adoption of OLED for mobile displays; the pricing and availability of OLED displays; the demand for and use of our products in commercial applications; our ability to generate sufficient cash to fund capital spending or debt repayment; our successful implementation of our customer design wins; our and our customers’ exposure to risks associated with worldwide economic conditions; our customers’ ability to cancel long-term purchase orders; the ability of our customers to forecast their own end markets; our ability to accurately forecast future periods; continued timely availability of products and materials from our suppliers; our ability to timely ship our products and our customers’ ability to accept such shipments; our ability to have our customers qualify our products; worldwide government economic policies, including trade relations between the United States and China; our ability to manage our expanded operations; our ability to successfully transfer the manufacturing of our High Power Fiber Lasers and related business and operations between facilities; our ability to successfully manage our planned site consolidation projects and other cost reduction programs and to achieve the related anticipated savings and improved operational efficiencies; and other risks identified in Coherent’s SEC filings. Readers are encouraged to refer to the risk disclosures and critical accounting policies described in Coherent’s Forms 10-K, 10-Q and 8-K, including the risks identified in today's financial press release, as applicable and as filed from time-to-time.

Founded in 1966, Coherent, Inc. is one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial customers. Our common stock is listed on the Nasdaq Global Select Market and is part of the Russell 1000 and Standard & Poor’s MidCap 400 Index. For more information about Coherent, visit the company's website at www.coherent.com for product and financial updates.

5100 Patrick Henry Dr. . P. O. Box 54980, Santa Clara, California 95056–0980 . Telephone (408) 764-4000